Exhibit 10.14

RESTATED SECURITY AGREEMENT

THIS RESTATED SECURITY AGREEMENT (this “Restated Security Agreement”) is entered into as of December 29, 2016 by and among Enforcement Video, LLC, a Texas limited liability company (“Grantor”), and Texas Capital Bank, National Association, a national banking association, as Administrative Agent for the Lenders defined below (“Administrative Agent”), for the benefit of the Secured Parties as defined in the Credit Agreement described below.

RECITALS

WHEREAS, Grantor, Administrative Agent and certain lenders party thereto (each a “Lender” and collectively “Lenders”) are entering into a Sixth Amendment to Amended and Restated Credit Agreement dated as of the date hereof (the “Sixth Amendment”) pursuant to which certain modifications are being made to that certain Amended and Restated Credit Agreement dated as of February 21, 2013 (as it has been and may further be amended, restated or modified from time to time, the “Credit Agreement”) originally by and between Grantor and Texas Capital Bank, National Association and now, pursuant to the Sixth Amendment, by and among Grantor, Administrative Agent and the Lenders.

WHEREAS, Grantor is entering into this Restated Security Agreement (as it may be amended, restated or modified from time to time, the “Security Agreement”) in order to, among other things, induce Administrative Agent and the Lenders to enter into and extend credit to Grantor under the Credit Agreement and to induce the other Secured Parties to provide financial accomodations.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Reference to Security Agreement. Unless otherwise specified, all references herein to Articles, Sections, Recitals, and Schedules refer to Articles and Sections of, and Recitals and Schedules to, this Restated Security Agreement. All Schedules include amendments and supplements thereto from time to time.

1.2 Principles of Construction. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neutral, as the context indicates is appropriate. Whenever the words “include,” “includes” or “including” are used in this Restated Security Agreement, they shall be deemed to be followed by the words “without limitation”. All references to agreements and other contractual Instruments shall be deemed to include subsequent amendments, permitted assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of any Loan Document. Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time.

1.3 Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either the Credit Agreement or the UCC is used in this Restated Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Account” means any “account,” as such term is defined in Section 9.102(a)(2) of the UCC.

“Account Debtor” means any person who is obligated on a Receivable.

“Cash Collateral Account” has the meaning set forth in Section 5.5.

“Chattel Paper” means any “chattel paper”, as such term is defined in Section 9.102(a)(11) of the UCC, including all Electronic Chattel Paper and Tangible Chattel Paper.

“Claims” has the meaning set forth in Section 6.18.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Note Security” means all rights, titles, interests, and Liens Grantor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other Documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including those set forth on Schedule 3.10.

“Collateral Notes” means all rights, titles, and interests of Grantor in and to all promissory notes and other Instruments payable to Grantor, including all inter-company notes from the subsidiaries of Grantor and those set forth on Schedule 3.10.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Commercial Tort Claims” means any “commercial tort claim”, as such term is defined in Section 9.102(a)(13) of the UCC, including all commercial tort claims listed on Schedule 3.10.

“Commodity Account” means any “commodity account”, as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Control” has the meaning set forth in Sections 7.106, 8.106, 9.104, 9.105, 9.106, or 9.107 of the UCC, as applicable.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the Internal Revenue Code of 1986.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.17.

“Copyrights” means all United States and foreign copyrights (including Community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor, including the registrations and applications referred to on Schedule 3.17; (b) all extensions and renewals thereof; (c) all rights corresponding thereto throughout the world; (d) all rights to sue for past, present and future infringements thereof; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Copyright or any Copyright licensed under any Copyright License.

“Deposit Accounts” means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, including those deposit accounts identified on Schedule 3.10, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein.

“Documents” means any “document”, as such term is defined in Section 9.102(a)(30) of the UCC.

“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in Section 9.102(a)(31) of the UCC.

“Equipment” means: (a) any “equipment”, as such term is defined in Section 9.102(a)(33) of the UCC; (b) all machinery, equipment, furnishings, Fixtures, and Vehicles; and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Fixtures” means any “fixtures”, as such term is defined in Section 9.102(a)(41) of the UCC.

“General Intangibles” means: (a) any “general intangibles”, as such term is defined in Section 9.102(a)(42) of the UCC; and (b) all interest rate or currency protection or hedging arrangements, computer software, computer programs, all tax refunds and tax refund claims, all licenses, permits, concessions and authorizations, all contract rights, all joint venture interests, partnership interests, or membership interests that do not constitute a Security, all Material Agreements, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” means: (a) “goods”, as that term is defined in Section 9.102(a)(44) of the UCC; (b) all Inventory; and (c) all Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” has the meaning set forth in the introductory paragraph.

“Instrument” means any “instrument”, as such term is defined in Section 9.102(a)(47) of the UCC, including the Collateral Notes.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” means: (a) any “inventory”, as such term is defined in Section 9.102(a)(48) of the UCC; (b) all wrapping, packaging, advertising, and shipping materials; (c) all goods that have been returned, repossessed, or stopped in transit; (d) all Documents evidencing any of the foregoing; and (e) all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Related Property” means: (a) any “investment property”, as such term is defined in Section 9.102(a)(49) of the UCC; and (b) all Pledged Equity Interests (regardless of whether such interest is classified as investment property under the UCC).

“Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9.102(a)(51) of the UCC.

“Life Insurance Proceeds” means any life insurance proceeds payable to Grantor upon death of Robert Vanman.

“Material Agreements” means: (a) all of Grantor’s rights, titles, and interests in, to, and under those contracts listed on Schedule 3.10, including all rights of Grantor to receive money due and to become due under or pursuant to the Material Agreements; (b) all rights of Grantor to receive Proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Material Agreements; (c) all claims of Grantor for damages arising out of or for breach of or default under the Material Agreements; and (d) all rights of Grantor to compel performance and otherwise exercise all rights and remedies under the Material Agreements.

“Maximum Liability” has the meaning set forth in Section 6.2(a).

“Money” means “money” as defined in Section 1.201(b)(24) of the UCC.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.17.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (a) each patent and patent application referred to on Schedule 3.17; (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof; (c) all rights corresponding thereto throughout the world; (d) all inventions and improvements described therein; (e) all rights to sue for past, present and future infringements thereof; (f) all licenses, claims, damages, and Proceeds of suit arising therefrom; and (g) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Patent or any Patent licensed under any Patent License.

“Permitted Liens” means Liens permitted under Section 4.2.6.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests.

“Pledged LLC Interests” means all interests owned by Grantor in any limited liability company, including all limited liability company interests listed on Schedule 3.10 and the certificates, if any, representing such limited liability company interests and any interest of Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, Instruments, securities and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” means all interests owned by Grantor in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 3.10 and the certificates, if any, representing such partnership interests and any interest of Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, Instruments, securities and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” means all shares of capital stock owned by Grantor, including all shares of capital stock described on Schedule 3.10, and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, Instruments, securities, and other property or Proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

“Proceeds” means any “proceeds,” as such term is defined in Section 9.102(a)(65) of the UCC.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Related Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive Money which are General Intangibles or which are otherwise included as Collateral, together with all of Grantor’s rights, if any, in all Collateral Support and Supporting Obligations related thereto.

“Secured Obligations” means the Obligations, whether or not (a) such Obligations arise or accrue before or after the filing by or against Grantor of a petition under the Bankruptcy Code, or any similar filing by or against Grantor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership or other similar proceeding, (b) such Obligations are allowable under Section 502(b)(2) of the Bankruptcy Code or under any other insolvency proceedings, (c) the right of payment in respect of such Obligations is reduced to judgment, or (d) such Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security” has the meaning set forth in Section 8.102(a)(15) of the UCC.

“Security Agreement Supplement” has the meaning set forth in Section 4.21.

“Supporting Obligation” means all “supporting obligations” as defined in Section 9.102(a)(78) of the UCC.

“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in Section 9.102(a)(79) of the UCC.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.17.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including: (a) the registrations and applications referred to on Schedule 3.17; (b) all extensions or renewals of any of the foregoing; (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing; (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (e) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Trademark or any Trademark licensed under any Trademark License.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether Grantor is licensee or licensor thereunder), including each agreement referred to on Schedule 3.17.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (a) the right to sue for past, present and future misappropriation or other violation of any Trade Secret; and (b) all products and Proceeds of the foregoing, including any income, royalties, and awards and any claim by Grantor against third parties for past, present, or future infringement of any Trade Secrets or any Trade Secrets licensed under any Trade Secret License.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, that in any event, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code (or other similar law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code (or other similar law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions.

“Vehicles” means all present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by Grantor.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Security Interest. To secure the prompt and complete payment and performance of the Secured Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable laws), Grantor hereby grants to Administrative Agent a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Administrative Agent as security, all personal property of Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Secured Obligations at any time granted to or held or acquired by Administrative Agent, collectively, the “Collateral”), including:

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims;

(d) Deposit Accounts, Securities Accounts, and Commodity Accounts;

(e) Documents;

(f) General Intangibles;

(g) Goods;

(h) Instruments;

(i) Investment Related Property;

(j) Letter of Credit Rights;

(k) Money;

(l) Fixtures;

(m) Intellectual Property;

(n) Material Agreements;

(o) Life Insurance Proceeds;

(p) to the extent not otherwise included above, all Collateral Records, Collateral Support, and Supporting Obligations relating to any of the foregoing; and

(q) to the extent not otherwise included above, all accessions to, substitutions for, and all replacements, products, Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any Collateral.

If the security interest granted hereby in any rights of Grantor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the UCC or other applicable law but is otherwise limited by that prohibition. In addition, the Collateral shall not include the outstanding capital stock of a Controlled Foreign Corporation in excess of 66% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation. Furthermore, notwithstanding any contrary provision, Grantor agrees that, if, but for the application of this paragraph, granting a security interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. § 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar law in effect from time to time (each a “fraudulent conveyance”), then the security interest remains enforceable to the maximum extent possible without causing such security interest to be a fraudulent conveyance, and this Restated Security Agreement is automatically amended to carry out the intent of this sentence.

2.2 Grantor Remain Liable. Notwithstanding anything to the contrary contained herein, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and Obligations thereunder to the same extent as if this Restated Security Agreement had not been executed, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release Grantor from any of its duties or Obligations under the contracts and agreements included in the Collateral, and (c) Administrative Agent shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Restated Security Agreement, nor shall Administrative Agent be obligated to perform any of the Obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. Grantor hereby irrevocably authorizes Administrative Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Subchapter E of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to Administrative Agent promptly upon request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants to Administrative Agent that:

3.1 Credit Agreement. Certain representations and warranties in the Loan Documents to which Grantor is a party are applicable to Grantor or its assets or operations, and each such representation and warranty is true and correct.

3.2 Title; Authorization; Enforceability; Perfection. (a) Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to Administrative Agent the security interest in such Collateral; (b) the execution and delivery by Grantor of this Restated Security Agreement has been duly authorized, and this Restated Security Agreement constitutes a legal, valid and binding obligation of Grantor and creates a security interest enforceable against Grantor in all now owned and hereafter acquired Collateral, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’

rights generally and the application of general principles of equity and judicial discretion; (c) (i) upon the filing of all UCC financing statements naming Grantor as “debtor” and Administrative Agent as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 3.5 hereof, (ii) upon delivery of all Instruments, Chattel Paper, certificated Pledged Equity Interests, and Collateral Notes, (iii) upon sufficient identification of Commercial Tort Claims, (iv) upon execution of a control agreement establishing Administrative Agent’s Control with respect to any Deposit Account, Securities Account, or Commodity Account, (v) upon consent of the issuer or any nominated person with respect to Letter of Credit Rights, and (vi) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Intellectual Property in the applicable intellectual property registries, including the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Administrative Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to (1) Permitted Liens, and (2) the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables on all of the Collateral).

3.3 Conflicting Legal Requirements and Contracts. Neither the execution and delivery by Grantor of this Restated Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) violate (i) any legal requirement binding on Grantor, (ii) Grantor’s organizational documents, or (iii) except (subject to their retirement as contemplated by Section 5.1(q) of Annex I to the Credit Agreement) the Borrower’s obligations to Peninsula, the provisions of any indenture, Instrument or agreement to which Grantor is a party or is subject, or by which it, or its property, is bound; or (b) conflict with or constitute a default under, or result in the creation or imposition of any Lien pursuant to, the terms of any such indenture, Instrument or agreement (other than any Lien of Administrative Agent).

3.4 Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (a) for the pledge by Grantor of the Collateral pursuant to this Restated Security Agreement or for the execution, delivery, or performance of this Restated Security Agreement by Grantor, or (b) for the exercise by Administrative Agent of the voting or other rights provided for in this Restated Security Agreement or the remedies in respect of the Collateral pursuant to this Restated Security Agreement (except as may be required in connection with the disposition of the Pledged Equity Interests by legal requirements affecting the offering and sale of securities generally).

3.5 Grantor Information. Grantor’s exact legal name, jurisdiction of organization, type of entity, state issued organizational identification number and the location of its principal place of business, or chief executive office and of the books and records relating to the Receivables, are disclosed on Schedule 3.5; Grantor has no other places of business except those set forth on Schedule 3.5. Except as noted on Schedule 3.5 hereto, all such books, records, and Collateral are in Grantor’s possession. Grantor has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.5. Except as provided on Schedule 3.5, Grantor has not changed its name, jurisdiction of organization, principal place of business, or chief executive office or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years.

3.6 Property Locations. The Inventory, Equipment, and Fixtures are located solely at the locations described on Schedule 3.6. All of such locations are owned by Grantor except for locations (a) which are leased by Grantor as lessee and designated in Part B of Schedule 3.6, and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Schedule 3.6, with respect to which Inventory Grantor has delivered bailment agreements, warehouse receipts, financing statements or other Documents reasonably satisfactory to Administrative Agent to protect Administrative Agent’s security interest in such Inventory.

3.7 Litigation. To Grantor’s Knowledge, there is no litigation, investigation, or governmental proceeding threatened against Grantor or any of its properties which if adversely determined would result in a Material Adverse Event with respect to the Collateral or Grantor.

3.8 No Financing Statements or Control Agreements. Other than the financing statements and control agreements with respect to this Restated Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

3.9 Maintenance of Collateral. All tangible Collateral which is necessary to Grantor’s business is in good repair and condition, ordinary wear and tear excepted, and none thereof is a Fixture except as specifically referred to herein on Schedule 3.6.

3.10 Collateral. Schedule 3.10 accurately lists all Pledged Equity Interests, Securities Accounts, Commodity Accounts, Deposit Accounts, Collateral Notes, Collateral Note Security, Commercial Tort Claims, Material Agreements, and all letters of credit, in which Grantor has any right, title, or interest. All information supplied by Grantor to Administrative Agent with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is true, correct, and complete in all material respects.

3.11 Deposit, Commodity, and Securities Accounts. Schedule 3.10 correctly identifies all Deposit Accounts, Commodity Accounts, and Securities Accounts in which a Grantor has an interest and the institutions holding such accounts. Grantor is the sole account holder of each such account, and Grantor has not consented to, and is not otherwise aware of, any person (other than Administrative Agent) having Control over, or any other interest in, any such account or the property credited thereto.

3.12 Receivables.

3.12.1 Each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion, (b) is and, to Grantor’s Knowledge, will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), and (d) is and will be in compliance in all material respects with all applicable laws, whether federal, state, local or foreign.

3.12.2 None of the Account Debtors in respect of any Eligible Account is the government of the United States, any agency or instrumentality thereof or any foreign sovereign. No Receivable in respect of any Eligible Account requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained.

3.12.3 The names of the Account Debtors, amounts owing, due dates and other information with respect to each Account or Chattel Paper are and will be correctly stated in all records of Grantor relating thereto and in all invoices and reports with respect thereto furnished to Administrative Agent by Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.13 Letter of Credit Rights. All letters of credit to which Grantor has rights is listed on Schedule 3.10, and Grantor has obtained the consent of each issuer or the nominated person of any letter of credit to the assignment of the Proceeds of the letter of credit to Administrative Agent.

3.14 Instruments; Chattel Paper; Collateral Notes; and Collateral Note Security. All Instruments and Chattel Paper, including the Collateral Notes, have been delivered to Administrative Agent, together with corresponding endorsements duly executed by Grantor in favor of Administrative Agent, and such endorsements have been duly and validly executed and are binding and enforceable against Grantor in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion. Each Collateral Note and the Documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Administrative Agent has not been advised in writing; and, to Grantor’s Knowledge, no “default” or “potential default” has occurred and is continuing under any such Collateral Note or Documents evidencing the Collateral Note Security, except as disclosed on Schedule 3.10.

3.15 Material Agreements. Except as set forth on Schedule 3.10, the Grantor is not a party to any (a) lease agreement concerning any real property; (b) agreement granting any Person any registration rights; or (c) material contract, lease, agreement, plan, arrangement, obligation or commitment (i) evidencing Debt for money borrowed or any guarantee of such Debt in excess of $250,000 in the aggregate; (ii) relating to the subordination of any Debt (other than the Intercreditor Agreement); (iii) placing any limits on the scope or geographic area of the Borrower’s business, such as noncompete agreements; or (iv) that is reasonably likely to have a Material Adverse Effect if terminated (collectively, “Material Agreements”). True and correct copies of all such Material Agreements have been furnished to Administrative Agent. Each Material Agreement is in full force and effect; there have been no amendments, modifications, or supplements to any Material Agreement of which Administrative Agent has not been advised in writing; and, to Grantor’s Knowledge, no default, breach, or potential default or breach has occurred and is continuing under any Material Agreement, except as disclosed on Schedule 3.10. Except as set forth on Schedule 3.10, no Material Agreement prohibits assignment or requires consent of or notice to any person in connection with the assignment to Administrative Agent hereunder, except such as has been given or made (or currently being sought by Grantor using commercially reasonable efforts).

3.16 Investment Related Property.

3.16.1 Schedule 3.10 sets forth all of the Pledged Stock, Pledged LLC Interests, and Pledged Partnership Interests owned by Grantor and such Pledged Equity Interests constitute, as of the date hereof, the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule.

3.16.2 Except as set forth on Schedule 3.10, Grantor has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years.

3.16.3 Grantor is the record and beneficial owner of the Pledged Equity Interests owned by it free of all Liens, rights or claims of other persons other than Permitted Liens, and there are no outstanding warrants, other than as permitted in the Credit Agreement, options or other rights to purchase, or shareholder, or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

3.16.4 No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status (subject to Permitted Liens) of the security interest of Administrative Agent in any Pledged Equity Interests or the exercise by Administrative Agent of the voting or other rights provided for in this Restated Security Agreement or the exercise of remedies in respect thereof.

3.16.5 None of the Pledged LLC Interests or Pledged Partnership Interests are or represent interests in issuers that (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

3.16.6 Except as otherwise set forth on Schedule 3.10, all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have not opted to be treated as securities under the UCC of any jurisdiction.

3.16.7 (a) Grantor has delivered to Administrative Agent all stock certificates, or other Instruments or Documents representing or evidencing the

Pledged Equity Interests, together with corresponding assignment or transfer powers duly executed in blank by Grantor, and such powers have been duly and validly executed and are binding and enforceable against Grantor in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion; (b) to the extent such Pledged Equity Interests are uncertificated, Grantor has taken all actions necessary or desirable to establish Administrative Agent’s Control over such Pledged Equity Interests.

3.17 Intellectual Property.

3.17.1 All of the Intellectual Property is subsisting, valid, and enforceable. The information contained on Schedule 3.17 is true, correct, and complete. All issued Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secret, and Trade Secret Licenses of Grantor are identified on Schedule 3.17.

3.17.2 Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to the Intellectual Property purported to be owned by Grantor free and clear of any Liens, including any pledges, assignments, licenses, user agreements, and covenants by Grantor not to sue third persons, other than Permitted Liens and end-user license agreements to purchasers of Grantor’s products in the ordinary course of business.

3.17.3 To Grantor’s Knowledge, no third party is infringing, or in Grantor’s reasonable business judgment, may be infringing, any of Grantor’s rights under the Intellectual Property.

3.17.4 Except to the extent not required in Grantor’s reasonable business judgment, Grantor has performed and will use commercially reasonable efforts to continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of its owned and registered Intellectual Property in full force and effect in the respective jurisdictions where it is currently registered.

3.17.5 Each of the Patents and Trademarks identified on Schedule 3.17 has been properly registered with the United States Patent and Trademark Office and each of the Copyrights identified on Schedule 3.17 has been properly registered with the United States Copyright Office.

3.17.6 To Grantor’s Knowledge, no claims with respect to the Intellectual Property have been asserted and are pending (a) to the effect that the sale, licensing, pledge, or use of any of the products of Grantor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property right, (b) against the use by Grantor of any Intellectual Property used in Grantor’s business as currently conducted, or (c) challenging the ownership or use by Grantor of any of the Intellectual Property that Grantor purports to own or use, nor, to Grantor’s Knowledge, is there a valid basis for such a claim described in this Section 3.17.6.

The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Administrative Agent in the future by Grantor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

ARTICLE IV

COVENANTS

From the date of this Restated Security Agreement, and thereafter until this Restated Security Agreement is terminated:

4.1 Loan Documents. Grantor shall (a) comply with, perform, and be bound by all covenants and agreements in the Loan Documents that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 11.2 OF THE CREDIT AGREEMENT); AND (b) CONSENT TO AND APPROVE THE VENUE AND SERVICE OF PROCESS IN SECTION 11.12 OF THE CREDIT AGREEMENT, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 11.19 OF ANNEX I OF THE CREDIT AGREEMENT.

4.2 General.

4.2.1 Inspection. Grantor will permit Administrative Agent, by its representatives and agents (a) to inspect the Collateral, (b) to examine and make copies of the records of Grantor relating to the Collateral, and (c) to discuss the Collateral and the related records of Grantor with, and to be advised as to the same by, Grantor’s officers, employees, and accountants (and, in the case of any Receivable, upon the occurrence and during the continuance of an Event of Default, with any Account Debtor), all at such reasonable times and intervals as Administrative Agent may determine, and all at Grantor’s expense.

4.2.2 Records and Reports; Notification of Default or Event of Default. Grantor will maintain true, complete, and accurate books and records with respect to the Collateral, and furnish to Administrative Agent such reports relating to the Collateral at such intervals as Administrative Agent shall from time to time reasonably request. Grantor will give notice in writing to Administrative Agent of the occurrence and during the continuance of any Default or Event of Default in accordance with the Credit Agreement, and will give prompt notice in writing to Administrative Agent of any other development, financial or otherwise, which could reasonably be expected to materially and adversely affect the Collateral. Grantor shall mark its books and records to reflect the security interest of Administrative Agent under this Restated Security Agreement.

4.2.3 Schedules. Grantor shall immediately update any Schedules if any information therein shall become inaccurate or incomplete. The failure of property descriptions to be accurate or complete on any Schedule shall not impair Administrative Agent’s security interest in such property.

4.2.4 Financing Statements and Other Actions; Defense of Title. Grantor will deliver to Administrative Agent all financing statements and execute and deliver control agreements and other Documents and take such other actions as may from time to time be requested by Administrative Agent in order to maintain a first priority (subject to Permitted Liens) perfected security interest in and, in the case of Investment Related Property, Deposit Accounts, Letter-of-Credit-Rights, and Electronic Chattel Paper, Control of, the Collateral. Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.2.5 Disposition of Collateral. Grantor will not sell, lease, license or otherwise dispose of the Collateral except (a) prior to the occurrence of an Event of Default, dispositions specifically permitted pursuant to the Credit Agreement, (b) until such time following the occurrence and during the continuance of an Event of Default, as Grantor receives a notice from Administrative Agent instructing Grantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (c) until such time as Grantor receives a notice from Administrative Agent pursuant to Section 5.4, Proceeds of Inventory and Accounts collected in the ordinary course of business.

4.2.6 Liens. Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (a) the security interest created by this Restated Security Agreement, and (b) other Liens permitted pursuant to the Credit Agreement.

4.2.7 Change in Location, Jurisdiction of Organization or Name. Grantor will not (a) have any Inventory, Equipment, Fixtures, or Proceeds or products thereof (other than Inventory and Proceeds thereof disposed of as permitted by Section 4.2.5) at a location other than a location specified on Schedule 3.6, other than in the normal course of business, (b) maintain records relating to the Receivables at a location other than at the location specified on Schedule 3.10, (c) maintain a place of business at a location other than a location specified on Schedule 3.6, (d) change its name or taxpayer identification number, (e) change its mailing address, or (f) change its jurisdiction of organization, unless Grantor shall have given Administrative Agent not less than thirty (30) days’ prior written notice thereof, and Administrative Agent shall have determined that such change will not adversely affect the validity, perfection or priority of Administrative Agent’s security interest in the Collateral. Prior to making any of the foregoing changes, Grantor shall execute and deliver all such additional Documents and perform all additional acts as Administrative Agent, in its sole discretion, may request in order to continue or maintain the existence and priority of its security interest in all of the Collateral.

4.2.8 Taxes. Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists and as to which appropriate reserves are being maintained.

4.2.9 Compliance with Agreements. Grantor shall comply in all material respects with all mortgages, deeds of trust, Instruments, and other agreements binding on it or affecting its properties or business.

4.2.10 Compliance with Legal Requirements. Grantor shall comply in all material respects with all applicable laws, rules, regulations, and orders of any court or Governmental Authority.

4.2.11 Other Financing Statements. Grantor will not authorize any other financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.2.6.

4.3 Receivables.

4.3.1 Certain Agreements on Receivables. Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

4.3.2 Collection of Receivables. Except as otherwise provided in this Restated Security Agreement, Grantor will, at Grantor’s sole expense, use commercially reasonable efforts to collect all amounts due or hereafter due to Grantor under the Receivables and enforce Grantor’s rights under all Collateral Support or Supporting Obligation with respect to the Receivables.

4.3.3 Delivery of Invoices. Grantor will deliver to Administrative Agent immediately upon its request upon the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Administrative Agent shall specify.

4.3.4 Disclosure of Counterclaims on Receivables. If (a) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (b) if, to the Knowledge of Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, Grantor will promptly disclose such fact to Administrative Agent in writing in connection with the inspection by Administrative Agent of any record of Grantor relating to such Receivable and in connection with any invoice or report furnished by Grantor to Administrative Agent relating to such Receivable.

4.4 Inventory and Equipment.

4.4.1 Maintenance of Goods. Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition.

4.4.2 Insurance. Grantor will (a) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of Administrative Agent, and providing that said insurance will not be terminated except after at least thirty (30) days’ written notice from the insurance company to Administrative Agent, (b) maintain such other insurance on the Collateral for the benefit of Administrative Agent as Administrative Agent shall from time to time reasonably request, (c) furnish to Administrative Agent upon the request of Administrative Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (d) maintain general liability insurance naming Administrative Agent as an additional insured.

4.4.3 Inventory Warranties. Grantor warrants and represents that (a) Administrative Agent may rely, without independent investigation, on all statements or representations made by Grantor on or with respect to any Borrowing Base Report, and (b) unless otherwise indicated in writing by Grantor (in which case any such affected Inventory shall not be considered Eligible Inventory), each of the criteria set forth in the definition of “Eligible Inventory” has been met with respect to all Inventory included as Eligible Inventory on any Borrowing Base Report.

4.4.4 Safekeeping of Inventory; Inventory Covenants. Administrative Agent shall not be responsible for (a) the safekeeping of the Inventory, (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (c) any diminution in the value of Inventory, or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other person in any way dealing with or handling the Inventory, except to the extent that Grantor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Administrative Agent as determined by a court of competent jurisdiction in final and nonappealable judgment. All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by Grantor.

4.4.5 Records and Schedules of Inventory. Grantor shall keep correct and accurate daily records on a first-in, first-out basis, itemizing and describing the kind, type, quality and quantity of Inventory, Grantor’s cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment, and shall, at the request of Administrative Agent, furnish to Administrative Agent daily copies of the working papers related thereto and, at the times required under the Credit Agreement, a current Borrowing Base Report, based on the FIFO cost assumption.

4.4.6 Certificates of Title. With respect to any item of Equipment which is covered by a certificate of title and indication of a security interest on such certificate is required as a condition of perfection, upon the request of Administrative Agent, the applicable Grantor shall cause Administrative Agent’s security interest to be properly indicated thereon.

4.5 Investment Related Property.

4.5.1 No Modification of Rights and Obligation. Without the prior written consent of Administrative Agent, Grantor shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Administrative Agent’s security interest thereon; (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer; (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of its assets; (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest; or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), Grantor shall promptly notify Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Administrative Agent’s Control thereof.

4.5.2 Performance of Underlying Obligations. Grantor shall comply in all material respects with all of its Obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall use commercially reasonable efforts to enforce all of its rights with respect to any Investment Related Property.

4.5.3 Changes in Capital Structure of Issuers. Without the prior written consent of Administrative Agent, Grantor shall not vote or take any other action to permit any issuer of any Pledged Equity Interest to merge or consolidate unless (a) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (b) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantor upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then Grantor shall only be required to pledge equity interests in accordance with Section 2.1.

4.5.4 Consent of Grantor. Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Administrative Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Administrative Agent or its nominee following an Event of Default and to the substitution of Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5.5 Voting of Securities. Prior to the occurrence of an Event of Default, Grantor is entitled to exercise all voting rights pertaining to any Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken by Grantor without the prior written consent of Administrative Agent which would (a) be inconsistent with or violate any provision of this Restated Security Agreement or any other Loan Document or (b) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that Grantor shall give Administrative Agent at least five (5) Business Days’ prior written notice, to the extent possible under the circumstances, in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. Upon the occurrence and during the continuance of an Event of Default and if Administrative Agent elects to exercise such right, the right to vote any Pledged Equity Interests shall be vested exclusively in Administrative Agent. To this end, Grantor hereby irrevocably constitutes and appoints Administrative Agent the proxy and attorney-in-fact of Grantor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Equity Interests standing in the name of Grantor or with respect to which Grantor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the termination of this Restated Security Agreement pursuant to Section 6.16.

4.6 Accounts.

4.6.1 Account Warranties. Grantor warrants and represents that (a) Administrative Agent may, in determining which Accounts listed on any Borrowing Base Report are Eligible Accounts, rely without independent investigation on all statements or representations made by Borrower or Grantor on or with respect to any such Borrowing Base Report, and (b) unless otherwise indicated in writing by Grantor (in which case such Account shall not be considered an Eligible Account), each of the criteria set forth in the definition of “Eligible Account” has been met with respect to each Account included as an Eligible Account on any Borrowing Base Report.

4.6.2 Verification of Accounts. Administrative Agent shall have the right, at any time or times upon the occurrence and during the continuance of an Event of Default, in its name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.

4.6.3 Disputed Accounts; Limitation on Modification of Accounts. Grantor shall give Administrative Agent prompt written notice of any Accounts in excess of $100,000 previously shown as Eligible Accounts on a Borrowing Base Report which are in dispute between any Account Debtor and Grantor. Each Borrowing Base Report shall identify all disputed Accounts (which shall not be included as Eligible Accounts to the extent of the disputed portion thereof) and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy. Grantor will not, without Administrative Agent’s prior written consent, grant any extension of the time for payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

4.6.4 Notice to Account Debtor. Administrative Agent may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to Grantor, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent and that Administrative Agent has a security interest therein. Administrative Agent may direct any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent. Administrative Agent shall furnish Grantor with a copy of such notice.

4.7 Intellectual Property.

4.7.1 Prosecution of Applications. Except to the extent not required in Grantor’s reasonable business judgment, Grantor shall use commercially reasonable efforts to prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending.

4.7.2 Federal Applications. Except to the extent not required in Grantor’s reasonable business judgment, Grantor shall make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks.

4.7.3 Maintenance of Rights. Grantor shall use commercially reasonable efforts to preserve and maintain all of its material rights in the Intellectual Property and protect its Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action necessary in Grantor’s reasonable business judgment, including the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property.

4.7.4 No Abandonment. Grantor may not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Grantor’s reasonable business judgment.

4.7.5 Licenses. (a) Grantor shall not sell or assign any of its interest in any of the Intellectual Property other than in the ordinary course of business for full and fair consideration without the prior written consent of Administrative Agent; (b) Grantor shall not grant any license or sublicense with respect to any of its Intellectual Property, other than end-user license agreements to purchasers of Grantor’s products in the ordinary course of business, without the prior written consent of Administrative Agent; and (c) Grantor shall maintain the quality of any and all products and services with respect to which the Intellectual Property is used by Grantor.

4.7.6 No Conflicting Agreements. Grantor shall not enter into any agreement, including any licensing agreement, that is or may be inconsistent with Grantor’s Obligations under this Restated Security Agreement or any of the other Loan Documents.

4.7.7 Additional Intellectual Property. Grantor shall give Administrative Agent prompt written notice if Grantor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3.17. Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements, or Trademark Security Agreements, each in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent may reasonably request to evidence Administrative Agent’s Lien on such Intellectual Property.

4.7.8 Obligation upon Default. Upon the occurrence and during the continuance of an Event of Default, Grantor shall use its reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Administrative Agent to exercise its rights and remedies with respect to the Intellectual Property.

4.8 Collateral Notes and Collateral Note Security. Without the prior written consent of Administrative Agent, Grantor may not (a) modify or substitute, or permit the modification, or substitution of, any Collateral Note or any Document evidencing the Collateral Note Security or (b) release any Collateral Note Security unless specifically required by the terms thereof.

4.9 Instruments; Chattel Paper; and Documents. Grantor will (a) deliver to Administrative Agent immediately upon execution of this Restated Security Agreement the originals of all Chattel Paper and Instruments (if any then exists), (b) hold in trust for Administrative Agent upon receipt and immediately thereafter deliver to Administrative Agent any Chattel Paper and Instruments constituting Collateral, (c) mark conspicuously all Chattel Paper and Instruments (other than any delivered to Administrative Agent) with an appropriate reference to the security interest of Administrative Agent, and (d) upon Administrative Agent’s request, deliver to Administrative Agent (and thereafter hold in trust for Administrative Agent upon receipt and immediately deliver to Administrative Agent) any Document evidencing or constituting Collateral.

4.10 Deposit, Commodity, and Securities Accounts. With respect to any Deposit Account, Commodity Account, or Securities Account, Grantor shall (a) maintain such accounts at the institutions described on Schedule 3.10 or such additional institutions as have complied with clause (b) hereof; (b) within thirty (30) days of the Closing Date, deliver to each depository bank and security intermediary a letter in form and substance reasonably satisfactory to Administrative Agent with respect to Administrative Agent’s rights in such account and use commercially reasonable efforts to obtain the execution of such letter by each institution stating that the pledge of such account has been recorded in the books and records of such institution and that Administrative Agent shall have exclusive Control over such account; (c) deliver to Administrative Agent all certificates or Instruments, if any, now or hereafter representing or evidencing such accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. Without Administrative Agent’s consent, Grantor shall not establish any additional accounts, unless such accounts are subject to Administrative Agent’s exclusive Control.

4.11 Commercial Tort Claims. If Grantor at any time holds or acquires a Commercial Tort Claim, Grantor shall (a) immediately forward to Administrative Agent written notification of any and all Commercial Tort Claims, including any and all actions, suits and proceedings before any court or Governmental Authority by or affecting Grantor; and (b) execute and deliver such statements, Documents and notices and do and cause to be done all such things as may be required by Administrative Agent, or required by law, including all things which may from time to time be necessary under the UCC, to fully create, preserve, perfect and protect the priority of Administrative Agent’s security interest in any Commercial Tort Claims.

4.12 Letters-of-Credit Rights. If Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Grantor, Grantor shall promptly notify Administrative Agent thereof in writing and, at Administrative Agent’s request, Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to Administrative Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Administrative Agent of the Proceeds of any drawing under the letter of credit or (b) arrange for Administrative Agent to become the transferee beneficiary of the letter of credit, with Administrative Agent agreeing, in each case, that the Proceeds of any drawing under the letter of credit are to be applied to the Secured Obligations as provided in the Credit Agreement.

4.13 Fixtures. For any Collateral that is a Fixture or an accession which has been attached to real estate or other goods prior to the perfection of the security interest of

Administrative Agent, the applicable Grantor shall use commercially reasonable efforts to furnish Administrative Agent, upon reasonable demand, a disclaimer of interest in each such Fixture or accession and a consent in writing to the security interest of Administrative Agent therein, signed by all persons having any interest in such Fixture or accession by virtue of any interest in the real estate or other goods to which such Fixture or accession has been attached.

4.14 Federal, State or Municipal Claims. Grantor will notify Administrative Agent of any Collateral (other than Receivables) which constitutes a claim against a Governmental Authority, or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.15 Warehouse Receipts Non-Negotiable. Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC).

4.16 Mortgagee’s and Landlord Waivers. Grantor shall use commercially reasonable efforts to cause each mortgagee of real property owned by Grantor (upon request by Administrative Agent) and each landlord of real property leased by Grantor to execute and deliver Instruments reasonably satisfactory in form and substance to Administrative Agent by which such mortgagee or landlord waives their rights, if any, in the Collateral and permits Administrative Agent to enter the subject property upon the occurrence and during the continuance of an Event of Default.

4.17 Lockboxes. Upon request of Administrative Agent, Grantor shall execute and deliver to Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Administrative Agent.

4.18 Use and Operation of Collateral. Should any Collateral come into the possession of Administrative Agent, Administrative Agent may use or operate such Collateral for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Administrative Agent in respect of such Collateral. Grantor covenants to promptly reimburse and pay to Administrative Agent, at Administrative Agent’s request, the amount of all expenses (including the cost of any insurance and payment of taxes or other charges) reasonably incurred by Administrative Agent in connection with its custody and preservation of the Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Grantor to Administrative Agent upon demand and shall become part of the Secured Obligations. However, the risk of accidental loss or damage to, or diminution in value of, the Collateral is on Grantor, and Administrative Agent shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to the Collateral that is in the possession of Administrative Agent, Administrative Agent shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Grantor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default has occurred and is continuing.

4.19 Certain Proceeds. Notwithstanding any contrary provision herein, any and all Proceeds of any Collateral consisting of cash, checks and other non-cash items shall be part of the Collateral hereunder, and shall, if received by Grantor, be held in trust for the benefit of Administrative Agent, and shall, upon the occurrence and during the continuance of an Event of Default, forthwith be delivered to Administrative Agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Grantor in accordance with Administrative Agent’s instructions) to be held subject to the terms of this Restated Security Agreement. Any cash Proceeds of the Collateral which come into the possession of Administrative Agent upon the occurrence and during the continuance of an Event of Default (including insurance Proceeds) may, at Administrative Agent’s option, be applied in whole or in part to the Secured Obligations (to the extent then due), be released in whole or in part to or on the written instructions of Grantor for any general or specific purpose, or be retained in whole or in part by Administrative Agent as additional Collateral. The provisions of this subparagraph are applicable whether or not an Event of Default has occurred and is continuing.

4.20 Further Assurances. At any time and from time to time, upon the request of Administrative Agent, and at the sole expense of Grantor, Grantor shall promptly execute and deliver all such further Instruments and Documents and take such further actions as Administrative Agent may reasonably deem necessary or desirable (a) to assure Administrative Agent that its security interests hereunder are perfected with a first priority (subject to Permitted Liens) Lien and (b) to carry out the provisions and purposes of this Restated Security Agreement, including (i) the filing of such financing statements as Administrative Agent may require, (ii) executing control agreements with respect to the Collateral, in each case naming Administrative Agent, as Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, (iii) furnishing to Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Administrative Agent may reasonably request, all in reasonable detail, (iv) the deposit of all certificates of title issuable with respect to any of the Collateral and noting thereon the security interest hereunder, and (v) taking all actions required by law in any relevant UCC, or by other law as applicable in any foreign jurisdiction. A carbon, photographic, or other reproduction of this Restated Security Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

4.21 Additional Grantors. Upon the execution and delivery by any person of a security agreement supplement in form and substance reasonably satisfactory to Administrative Agent (each a “Security Agreement Supplement”), (a) such person shall be and become a Grantor hereunder and each reference in this Restated Security Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such person, and (b) the supplemental Schedules 3.5, 3.6, 3.10, and 3.17 attached to each Security Agreement Supplement shall be incorporated into and become a part of Schedules 3.5, 3.6, 3.10, and 3.17 respectively, hereto, and Administrative Agent may attach such supplemental exhibits to such Schedules; each reference to such Schedules means a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

ARTICLE V

REMEDIES UPON EVENT OF DEFAULT

5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any other Loan Document, Administrative Agent may exercise any or all of the following rights and remedies:

5.1.1 Contractual Remedies. Those rights and remedies provided in this Restated Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.1.1 shall not limit any rights or remedies available to Administrative Agent prior to the occurrence of an Event of Default.

5.1.2 Legal Remedies. Those rights and remedies available to a Administrative Agent under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.1.3 Disposition of Collateral. Without notice except as specifically provided in Section 5.2.3 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Neither Administrative Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

5.1.4 Distributions. Upon the occurrence and during the continuance of an Event of Default, all payments and distributions made to Grantor upon or with respect to the Collateral shall be paid or delivered to Administrative Agent, and Grantor agrees to take all such action as Administrative Agent may deem necessary or appropriate to cause all such payments and distributions to be made to Administrative Agent. Further, Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to notify and direct any issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Administrative Agent. Such issuer shall be fully protected in relying on the written statement of Administrative Agent that it then holds a security interest which entitles it to receive such payments and distributions. Any and all Money and other property paid over to or received by Administrative Agent hereunder shall be retained by Administrative Agent as additional collateral hereunder and may be applied in accordance with Section 5.10 hereof.

5.1.5 Use of Premises. Administrative Agent shall be entitled to occupy and use any premises owned or leased by Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Grantor for such use and occupancy.

5.2 Grantor’s Obligations Upon Event of Default. Upon the request of Administrative Agent upon the occurrence and during the continuance of an Event of Default, Grantor will:

5.2.1 Assembly of Collateral. Assemble and make available to Administrative Agent the Collateral and all records relating thereto at any place or places reasonably specified by Administrative Agent.

5.2.2 Administrative Agent Access. Permit Administrative Agent, by Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.2.3 Notice of Disposition of Collateral. Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantor, addressed as set forth in Section 6.13, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable law, Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Administrative Agent may further postpone such sale by announcement made at such time and place.

5.3 Condition of Collateral; Warranties. Administrative Agent has no obligation to clean-up or otherwise prepare the Collateral for sale. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

5.4 Collection of Receivables. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may at any time in its sole discretion, by giving Grantor written notice, elect to require that the Receivables be paid directly to Administrative Agent. In such event, Grantor shall, and shall permit Administrative Agent to, promptly notify the Account Debtors under the Receivables of Administrative Agent’s interest therein and direct such Account Debtors to make payment of all amounts then or thereafter due under the Receivables directly to Administrative Agent. Upon receipt of any such notice from Administrative Agent, Grantor shall thereafter hold in trust for Administrative Agent, all amounts and Proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to Administrative Agent all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 5.10. If upon the occurrence and during the continuance of an Event of Default, any Account Debtor fails or refuses to make payment on any Collateral when due, Administrative Agent is authorized, in its sole discretion, either in its own name or in the name of Grantor, to take such action as Administrative Agent shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Grantor agrees that Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Administrative Agent shall be commercially reasonable so long as Administrative Agent acts in good faith based on information known to it at the time it takes any such action. Regardless of any other provision hereof, however, Administrative Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Grantor to account for funds that it shall actually receive hereunder.

5.5 Cash Collateral Account. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have, and Grantor hereby grants to Administrative Agent, the right and authority to transfer all funds on deposit in the Deposit Accounts to a “Cash Collateral Account” (herein so called) maintained with a depository institution reasonably acceptable to Administrative Agent and subject to the exclusive direction, domain, and Control of Administrative Agent, and no disbursements or withdrawals shall be permitted to be made by Grantor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the security interest in favor of Administrative Agent herein created, and Grantor hereby grants a security interest to Administrative Agent in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Grantor for deposit therein. Furthermore, if an Event of Default has occurred and is continuing, Administrative Agent shall have the right, at any time in its discretion without notice to Grantor, (a) to transfer to or to register in the name of Administrative Agent or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or Instruments representing Deposit Accounts for certificates or Instruments of smaller or larger denominations and (b) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

5.6 Intellectual Property. For purposes of enabling Administrative Agent to exercise its rights and remedies under this Restated Security Agreement and enabling Administrative Agent and its successors and assigns to enjoy the full benefits of the Collateral, Grantor hereby grants to Administrative Agent a nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license, or sublicense any of the Intellectual Property until this Restated Security Agreement is terminated in accordance with Section 6.16. Grantor shall provide Administrative Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may require that Grantor assign all of its right, title, and interest in and to the Intellectual Property or any part thereof to Administrative Agent or such other person as Administrative Agent may designate pursuant to Documents reasonably satisfactory to Administrative Agent. If no Event of Default has occurred, Grantor shall have the exclusive, non-transferable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

5.7 Record Ownership of Securities. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent at any time may have any Collateral that is Pledged Equity Interests and that is in the possession of Administrative Agent, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Administrative Agent; and, as to any Collateral that is Pledged Equity Interests so registered, Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the applicable Grantor all such proxies, powers of attorney, dividend coupons or orders, and other Documents as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting rights and powers which it is entitled to exercise under this Restated Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Equity Interests or Proceeds thereof which it is authorized to receive and retain under this Restated Security Agreement. Upon termination of this Restated Security Agreement in accordance with Section 6.16, Administrative Agent will transfer any such Collateral back to Grantor.

5.8 Investment Related Property. Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and applicable state securities laws, Administrative Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Administrative Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, Grantor shall and shall use commercially reasonable efforts to cause each issuer of any Pledged Stock to be sold hereunder, to furnish to Administrative Agent all such information as Administrative Agent may reasonably request in order to determine the number and nature of interest, shares or other Instruments included in the Investment Related Property which may be sold by Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder. In case of any sale of all or any part of the Investment Related Property on credit or for future delivery, such Collateral so sold may be retained by Administrative Agent until the selling price is paid by the purchaser thereof, but Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Administrative Agent, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose security interests created hereunder and sell such Investment Related Property, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

5.9 Sales on Credit. If Administrative Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Administrative Agent, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Grantor shall be credited with the Proceeds of the sale.

5.10 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Proceeds of the Collateral shall be applied by Administrative Agent to payment of the Secured Obligations in such manner and order as Administrative Agent may elect in its sole discretion. If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by Administrative Agent to collect such deficiency.

5.11 Power of Attorney. Grantor hereby appoints Administrative Agent and Administrative Agent’s designee as its attorney, with power: (a) upon the occurrence and during the continuance of an Event of Default, to endorse Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Administrative Agent’s possession; (b) to sign Grantor’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of Grantor’s mail to an address designated by Administrative Agent and to receive, open, and dispose of all mail addressed to Grantor; (d) upon the occurrence and during the continuance of an Event of Default, to send requests for verification of Accounts to customers or Account Debtors; (e) to complete in Grantor’s name or Administrative Agent’s name, any order, sale, or transaction, obtain the necessary Documents in connection therewith, and collect the Proceeds thereof; (f) to clear Inventory through customs in

Grantor’s name, Administrative Agent’s name, or the name of Administrative Agent’s designee, and to sign and deliver to customs officials powers of attorney in Grantor’s name for such purpose; (g) to the extent that Grantor’s authorization given in Section 2.3 of this Restated Security Agreement is not sufficient, to file such financing statements with respect to this Restated Security Agreement, with or without Grantor’s signature, or to file a photocopy of this Restated Security Agreement in substitution for a financing statement, as Administrative Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require Grantor’s signature; and (h) subject to the terms and conditions of this Restated Security Agreement and, if applicable, after Administrative Agent has determined that Grantor has failed to take any action required under the Credit Agreement, this Restated Security Agreement or any other Loan Documents, to do all things reasonably necessary to carry out the terms and conditions of the Credit Agreement and this Restated Security Agreement. Grantor ratifies and approves all acts of such attorney. None of Administrative Agent, the Secured Parties nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct, gross negligence, or violation of law as determined by a court of competent jurisdiction in final and nonappealable judgment. This power, being coupled with an interest, is irrevocable until this Restated Security Agreement is terminated in accordance with Section 6.16.

ARTICLE VI

GENERAL PROVISIONS

6.1 Joint and Several Obligations of Grantor.

6.1.1 Grantor is accepting joint and several liability hereunder with other persons that have executed or will execute a Security Agreement in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of Grantor and in consideration of the undertakings of Grantor to accept joint and several liability for the Obligations of each of them.

6.1.2 Grantor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors who will execute a Security Agreement with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several Obligations of Grantors without preferences or distinction among them.

6.2 Limitation of Obligations. (a) The provisions of this Restated Security Agreement are severable, and in any action or proceeding involving any applicable law affecting the rights of creditors generally, if the Obligations of Grantor under this Restated Security Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Grantor’s liability under this Restated Security Agreement, then, notwithstanding any other provision of this Restated Security Agreement to the contrary, the amount of such liability shall, without any further action by Grantor or

Administrative Agent, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Grantor’s “Maximum Liability”). This Section 6.2 with respect to the Maximum Liability of Grantor is intended solely to preserve the rights of Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither Grantor nor any other Person shall have any right or claim under this Section 6.2(a) with respect to the Maximum Liability, except to the extent necessary to ensure that the Obligations of Grantor hereunder shall not be rendered voidable under applicable law.

(b) Grantor agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of Grantor, and may exceed the aggregate Maximum Liability of all other Grantors who will have executed a Security Agreement, without impairing this Restated Security Agreement or affecting the rights and remedies of Administrative Agent. Nothing in this Section 6.2(b) shall be construed to increase Grantor’s Obligations hereunder beyond its Maximum Liability.

(c) Notwithstanding any or all of the Secured Obligations becoming unenforceable against Grantor or the determination that any or all of the Secured Obligations shall have become discharged, disallowed, invalid, illegal, void or otherwise unenforceable as against Grantor (whether by operation of any present or future law or by order of any court or governmental agency), the Secured Obligations shall, for the purposes of this Restated Security Agreement, continue to be outstanding and in full force and effect.

6.3 NO RELEASE OF GRANTOR. THE OBLIGATIONS OF GRANTOR UNDER THIS RESTATED SECURITY AGREEMENT SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL GRANTOR BE DISCHARGED FROM ANY OBLIGATION HEREUNDER, FOR ANY REASON WHATSOEVER (other than pursuant to Section 6.16), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Grantor shall have received notice thereof):

(a) (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Secured Obligations;

(b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any Loan Documents;

(c) (i) any failure to obtain or any release of, any failure to protect or preserve, (ii) any release, compromise, settlement or extension of the time of payment of any Obligations constituting, (iii) any failure to perfect or maintain the perfection or priority of any Lien upon, (iv) any subordination of any Lien upon, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing, the Secured Obligations or any other guaranties thereof;

(d) any termination of or change in any relationship between Grantor and Administrative Agent or the addition or release of Grantor;

(e) any exercise of, or any failure or election not to exercise, delay in the exercise of, waiver of, or forbearance of or other indulgence with respect to, any right, remedy or power available to Administrative Agent, including (i) any election not to or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by Administrative Agent, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by Administrative Agent in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code; and

(f) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF GRANTOR UNDER THIS RESTATED SECURITY AGREEMENT OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF GRANTOR HEREUNDER OR DISCHARGE GRANTOR FROM ANY OBLIGATION HEREUNDER.

6.4 Subordination of Certain Claims. Any and all rights and claims of Grantor against Borrower or against any other Person or property, arising by reason of any payment by Grantor to Administrative Agent pursuant to the provisions, or in respect, of this Restated Security Agreement shall be subordinate, junior and subject in right of payment to the prior and indefeasible payment in full of all Secured Obligations to Administrative Agent, and until such time, Grantor defers all rights of subrogation, contribution or any similar right and until such time agrees not to enforce any such right or remedy Grantor may now or hereafter have against Borrower, any endorser or any other Grantor of all or any part of the Secured Obligations and any right to participate in, or benefit from, any security given to Administrative Agent to secure any of the Secured Obligations. All Liens and security interests of Grantor, whether now or hereafter arising and howsoever existing, in assets of Borrower or any assets securing the Secured Obligations shall be and hereby are subordinated to the rights and interests of Administrative Agent and in those assets until the prior and indefeasible final payment in full of all Secured Obligations to Administrative Agent. If any amount shall be paid to Grantor contrary to the provisions of this Section 6.4 at any time when any of the Secured Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Administrative Agent and shall forthwith be turned over in kind in the form received to Administrative Agent (duly endorsed if necessary) to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

6.5 Recovered Payments. The Secured Obligations shall be deemed not to have been paid, observed or performed, and Grantor’s Obligations under this Restated Security Agreement in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by Grantor is recovered from or paid over by or for the account of Administrative Agent for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Secured Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any court or governmental agency, by any plan of reorganization or by settlement or compromise by Administrative Agent (whether or not consented to by Grantor) of any claim for any such recovery or payment over. In the event any such recovery or payment occurs, Grantor hereby expressly waives the benefit of any applicable statute of limitations.

6.6 No Waiver. No delay or omission of Administrative Agent to exercise any right or remedy granted under this Restated Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Restated Security Agreement whatsoever shall be valid unless in writing signed by Administrative Agent and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Restated Security Agreement or by law afforded shall be cumulative and all shall be available to Administrative Agent until the Secured Obligations have been paid in full.

6.7 Administrative Agent Performance of Grantor’s Obligations. Without having any obligation to do so, Administrative Agent may perform or pay any Obligation which Grantor has agreed to perform or pay in this Restated Security Agreement and Grantor shall, jointly and severally, reimburse Administrative Agent for any amounts paid by Administrative Agent pursuant to this Section 6.7. Grantor’s Obligation to reimburse Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

6.8 Specific Performance of Certain Covenants. Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.2.4, 4.2.6, 4.9, 4.17, 5.4, 5.5, 5.6, 5.10, 5.11, or 6.9 will cause irreparable injury to Administrative Agent, that Administrative Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Administrative Agent to seek and obtain specific performance of other Obligations of Grantor contained in this Restated Security Agreement, that the covenants of Grantor contained in the Sections referred to in this Section 6.8 shall be specifically enforceable against Grantor.

6.9 Dispositions Not Authorized. Grantor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.2.5 and notwithstanding any course of dealing between Grantor and Administrative Agent or other conduct of Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.2.5) shall be binding upon Administrative Agent unless such authorization is in writing signed by Administrative Agent.

6.10 Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable law, Grantor waives (a) any right to require Administrative Agent to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Administrative Agent or any Secured Party may have; (b) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, and notice of acceleration; and (c) all rights of marshaling in respect of any and all of the Collateral.

6.11 Benefit of Agreement. The terms and provisions of this Restated Security Agreement shall be binding upon and inure to the benefit of Grantor, Administrative Agent and their respective successors and assigns, except that Grantor shall not have the right to assign its rights or delegate its Obligations under this Restated Security Agreement or any interest herein, without the prior written consent of Administrative Agent.

6.12 Survival. All representations and warranties of Grantor contained in this Restated Security Agreement shall survive the execution and delivery of this Restated Security Agreement. Without prejudice to the survival of any other Obligation of Grantor hereunder, the Obligations of Grantor under Sections 6.14 and 6.18 shall survive termination of this Restated Security Agreement.

6.13 Sending Notices. Whenever any notice is required or permitted to be given under the terms of this Restated Security Agreement, the same shall, except as otherwise expressly provided for in this Restated Security Agreement, be given in accordance with Section 11.11 of Annex I of the Credit Agreement.

6.14 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by federal or state authority in respect of this Restated Security Agreement shall be paid by Grantor, together with interest and penalties, if any. Grantor shall reimburse Administrative Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Administrative Agent) paid or incurred by Administrative Agent in connection with the preparation, execution, delivery, and administration, of this Restated Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). In addition, Grantor shall be obligated to pay all of the costs and expenses reasonably incurred by Administrative Agent, including reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against Administrative Agent or Grantor concerning any matter arising out of or connected with this Restated Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. Any and all costs and expenses incurred by Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantor.

6.15 Headings. The title of and section headings in this Restated Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Restated Security Agreement.

6.16 Termination. This Restated Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and

(b) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Administrative Agent which would give rise to any Secured Obligations are outstanding; provided that the termination of this Restated Security Agreement under this Section 6.16 is subject to Section 6.5.

6.17 GOVERNING LAW. THIS RESTATED SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6.18 Indemnity. Grantor does hereby assume all liability for the Collateral, for the security interest of Administrative Agent, and for any use, possession, maintenance, and management of, all or any of the Collateral, including any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Administrative Agent and its respective successors, assigns, agents, attorneys, and employees harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such persons be agents or employees of Grantor or of third parties, or such damage be to property of Grantor or of others. Grantor does hereby indemnify, save, and hold Administrative Agent and its respective successors, assigns, agents, attorneys, and employees harmless from and against, and covenants to defend Administrative Agent against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including court costs and attorneys’ fees, and any of the foregoing, ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS, ADVISORS, OR REPRESENTATIVES, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Section 6.18 will not apply to Claims caused by the gross negligence or willful misconduct of Administrative Agent or any of its officers, employees, agents, advisors, or representatives, as determined by a court of competent jurisdiction in final and nonappealable judgment.

6.19 FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.20 Amendment and Restatement. This Restated Security Agreement is executed in amendment and restatement of, and supersedes in its entirety, that certain Security Agreement dated October 7, 2010, by Grantor for the benefit of Administrative Agent and the Secured Parties.

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IN WITNESS WHEREOF, the parties have executed this Restated Security Agreement as of the date first above written.

GRANTOR:

ENFORCEMENT VIDEO, LLC

By:	/s/ David Walker
David Walker
Chief Financial Officer

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Security Agreement

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Bobby Little
Bobby Little
Vice President

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Security Agreement